PROSPECTUS SUPPLEMENT                            File Pursuant to Rule 424b5
(To Prospectus Dated                             SEC File No. 333-116874
June 25, 2004)



                                1,000,000 Shares
                           CIRCLE GROUP HOLDINGS, INC.
                                  Common Stock


         We are offering 1,000,000 shares of our common stock with this prospectus supplement and the accompanying prospectus for sale. We will receive all of the proceeds from the sale of these shares. No underwriters participated in this offering.

         Our common stock trades on the American Stock Exchange under the symbol "CXN." On October 25, 2004, the last reported sales price of our common stock on that exchange was $1.35 per share.

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE " RISK FACTORS" BEGINNING ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE
__ OF THE ACCOMPANYING PROSPECTUS.

                                              PER SHARE     TOTAL
                                              ---------     ---------
Public offering price                         $  0.90       $ 900,000
Underwriting discounts and commissions        $  0.00       $    -
Proceeds to us (before expenses)              $  0.90       $ 900,000


                         ------------------------------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                     The Date of this Prospectus Supplement
                               is October 26, 2004

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Supplement Summary ............................................  S-3
Risk Factors .............................................................  S-6
Use Of Proceeds ..........................................................  S-8
Plan of Distribution......................................................  S-8
Legal Matters.............................................................  S-8
Experts...................................................................  S-8
Where You Can Get More Information .......................................  S-9
Cautionary Information Regarding
 Forward-Looking Statements...............................................  S-10

                        --------------------------------


         This prospectus supplement and the accompanying prospectus contain information that you should consider when making your investment decision. You should read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference carefully before you invest. The prospectus supplement contains information about the common stock offered in this offering and the accompanying prospectus contains information about our securities generally. The prospectus supplement also adds, updates, and changes certain information contained in the accompanying prospectus. To the extent that any of the information included in this prospectus supplement is inconsistent or conflicts with the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement supersedes the information in the accompanying prospectus.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS ONLY ACCURATE AS OF THEIR RESPECTIVE DATES, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO OFFER OR SELL THESE SECURITIES.

                          PROSPECTUS SUPPLEMENT SUMMARY

About This Prospectus Supplement

         We provide information to you about this offering of shares of our common stock in two separate documents. The accompanying prospectus provides general information about us, some of which may not apply to this offering. This prospectus supplement describes the specific details regarding this offering and updates certain disclosure in the accompanying prospectus, including, but not limited to, disclosures under the heading "Risk Factors."

General

         We are a pioneer of emerging technology companies. We provide small business infrastructure, funding and substantial intellectual capital to bring important and timely life-changing technologies to the marketplace through all phases of the commercialization process. Our focus is on acquiring life changing technologies and assisting our portfolio of companies in their efforts to bring these products to the marketplace. In 2002, we reorganized our business units into three reportable segments: food product development, security product development, and e-tailor. In the same year, we also acquired FiberGel Technologies, Inc. which owns the exclusive license to Z-Trim, an all-natural, carbohydrate-based fat replacement.

         We have four operating subsidiaries: FiberGel Technologies, Inc., thebraveway.com, Inc., operating as The Brave Way Training Systems, On-Line Bedding Corp., and Z-aMaize Technologies, Inc., a manufacturer of Z-Bind adhesives for the plywood industry. We are also developing other subsidiary ventures including, Mini-Raman Lidar, a short-range chemical detection technology developed by the U.S. Department of Energy's Brookhaven National Laboratory for screening unknown chemical, narcotic and hazardous substances without operators coming in contact with the substances, and ThraxVac, a portable or installed tool that simultaneously captures and kills anthrax and other bacterial spore biohazards.

         FiberGel and it product Z-Trim are our primary business focus at the present time. FiberGel owns the exclusive, worldwide license for all fields of use to Z-Trim, an all-natural, carbohydrate-based fat replacement developed by the Agricultural Research Service of the United States Department of

Agriculture. Z-Trim can be used to decrease fat and calories and increase insoluble healthy fiber in foods.

         Our executive offices are located at 1011 Campus Drive, Mundelein, Illinois, 60060. Our phone number is (847) 549-6002. Our website is http://www.crgq.com. Information on our web site is not intended to be incorporated into this prospectus.

Recent Developments

         Production Facility. Our production facility located in Mundelein Illinois has become operational and we have begun shipping Z-Trim and Z-Bind to customers. As the facility continues to come on line, we will be able to reduce our dependence on third party manufacturers of Z-Trim.

         Recent Financings. We were successful in selling just over 1,000,000 shares of our common stock to individual accredited investors between March and May 2004 raising almost $4,500,000 in gross proceeds. We also received a full-recourse promissory note for the purchase of a portion of these shares in the amount of $2,040,000 as part of the offering. The due date of the note was extended to December 31, 2004.

                                  THE OFFERING

Common Stock to be Offered       1,000,000 shares

Amount of Common Stock
Outstanding After the
Offering                         39,894,872

Use of Proceeds                  For general corporate purposes including
                                 working capital needs.

Risk Factors                     See Risk Factors beginning on page S-6 of this
                                 Prospectus Supplement and page 6 of the
                                 accompanying prospectus.

Plan of Distribution             We have not engaged an underwriter in this
                                 offering. We are offering shares of our common stock in a privately-negotiated transaction.

Amex Trading Symbol              CXN

                                  RISK FACTORS

         BEFORE DECIDING TO INVEST IN OUR SECURITIES, YOU SHOULD CONSIDER CAREFULLY THE RISKS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS, AS WELL AS OTHER INFORMATION WE INCLUDE OR INCORPORATE BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS AND THE ADDITIONAL INFORMATION IN THE REPORTS THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. THE RISKS AND UNCERTAINTIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS ARE NOT THE ONLY ONES WE FACE. ADDITIONAL RISKS AND UNCERTAINTIES THAT WE DO NOT PRESENTLY KNOW ABOUT, THAT WE CURRENTLY BELIEVE ARE IMMATERIAL OR THAT ARE SIMILAR TO THOSE FACED BY OTHER COMPANIES IN OUR INDUSTRY OR BUSINESS IN GENERAL, MAY ALSO ADVERSELY AFFECT OUR BUSINESS. IF ANY OF THE RISKS DESCRIBED ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF FUTURE OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. IN SUCH CASE, THE PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

         WE HAVE A HISTORY OF OPERATING LOSSES AND CANNOT GUARANTEE PROFITABLE OPERATIONS IN THE FUTURE. ANY FAILURE ON OUR PART TO ACHIEVE PROFITABILITY MAY CAUSE US TO REDUCE OR EVENTUALLY CEASE OPERATIONS.

         We reported net losses of $2,615,224 and $2,827,821 for the six months ending June 30, 2004 and the twelve months ending December 31, 2003, respectively. At June 30, 2004 and December 31, 2003, we reported accumulated deficits, respectively, of $25,496,167 and $22,910,055. If we continue to incur significant losses our cash reserves may be depleted earlier than currently anticipated, and we may have to limit our future growth objectives to levels corresponding with our then available cash reserves and may eventually have to cease operations.

         WE MAY NEED ADDITIONAL FUNDING AND SUCH FUNDING MAY NOT BE AVAILABLE. IF SUCH FUNDING IS AVAILABLE, IT MAY NOT BE OFFERED ON SATISFACTORY TERMS.

         We may require additional financing to fund ongoing operations if our sales and revenue growth are insufficient to meet our operating costs. Our inability to obtain necessary capital or financing to fund these needs will adversely affect our ability to fund operations and continue as a going concern and could adversely affect our business, results of operations and financial condition. Additional financing may not be available when needed or may not be available on terms acceptable to us. If adequate funds are not available, we may be required to delay, scale back or eliminate one or more of our business segments, which may affect our overall business, results of operations and financial condition.

RISKS RELATED TO THE OFFERING

         OUR STOCK PRICE MAY BE VOLATILE.

         The market price of our common stock has fluctuated widely in the past and is likely to fluctuate in the future. Factors affecting our stock price may include:

         * differences between our actual financial and operating results and those expected by investors and analyst;
         *   market conditions;
         *   product development announcements; and
         *   general economic conditions.

         OUR MANAGEMENT WILL HAVE BROAD DISCRETION TO USE THE PROCEEDS OF THIS OFFERING AND SOME USES MAY NOT YIELD A FAVORABLE RETURN.

         The net proceeds of this offering have not been allocated for specific uses. Our management will have broad discretion to spend the proceeds from this offering in ways with which shareholders may not agree. The failure of our management to use these funds effectively could result in unfavorable returns. This could have significant adverse effects on our financial condition and could cause the market price of our common stock to decline. Moreover, pending application of the proceeds, they may be placed in investments that lose value or do not produce income.

         ISSUANCE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO OUR
         SHAREHOLDERS.

         Ownership of our common stock will be subject to dilution as a result of the issuance of additional shares of common stock. We have the right to issue, at the discretion of our board of directors, shares other than those to be issued in this offering, upon such terms and conditions and at such prices as our board of directors may establish.

         YOU SHOULD NOT EXPECT TO RECEIVE DIVIDENDS FROM US.

         We have not paid cash dividends on our common stock in the past, nor do we expect to pay dividends on our common stock for the foreseeable future. We anticipate that earnings, if any, will be retained for the development of our businesses.


                                 USE OF PROCEEDS

         We intend to use the net proceeds of this offering to fund general working capital needs. The precise amount and timing of the application of proceeds will depend upon our funding requirements in the future. We will retain broad discretion in the allocation of the net proceeds from this offering. Pending the uses described above, the net proceeds may be invested in short-term, interest bearing, investment grade securities.


                              PLAN OF DISTRIBUTION

         No underwriter, broker-dealer or other placement agent was engaged to participate in the offering. The shares of our common stock offered hereby are being sold directly by the officers and directors of our company in a privately-negotiated transaction. Such officers and directors did not receive any extra remuneration for their efforts.



                                  LEGAL MATTERS

         The validity of the common stock registered hereunder has been passed upon for us by Pepper Hamilton LLP, Washington, D.C.


                                     EXPERTS

         The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of Spector & Wong LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN GET MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the SEC at its public reference room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a Web site at "www.sec.gov" that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including our materials.

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering:

    (1) our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

    (2)  our Quarterly Report on Form 10-Q for the period ended March 31, 2004;

    (3)  our Quarterly Report on Form 10-Q for the period ended June 30, 2004;

    (4) our Current Reports on Form 8-K dated October 18, 2004, August 20, 2004, May 13, 2004 and March 2, 2004; and

    (5) The description of the common stock contained in our Registration Statement on Form 10SB filed with the Commission on August 21, 2000, together with each of Amendment No. 1 on Form 10SB/A filed with the Commission on December 10, 2002, Amendment No. 2 on Form 10SB/A filed with the Commission on January 7, 2002 and Amendment No. 3 on Form 10SB/A filed with the Commission on January 24, 2002 and including any amendments or reports filed for the purpose of updating such description in which there is described the terms, rights and provisions applicable to our common stock; and the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 27, 1982 (as amended by Form 8-A/A filed with the SEC on July 3, 1990).

         Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and the accompanying prospectus incorporate). Written or oral requests for copies should be directed to Circle Group Holdings, Inc., Attention: Corporate Secretary, 1011 Campus Drive, Mundelein, Illinois 60060 and the telephone is (847) 549-6002.

         You may also find copies of reports, proxy and information statements we file electronically with the Commission via a link to "Investor Relations" from our website at "www.crgq.com." The information on our Internet Web site is not incorporated in this prospectus by reference and you should not consider it a part of this prospectus.


CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

         This Prospectus Supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ, perhaps materially, from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our judgment regarding future events. Forward-looking statements include, but are not limited to, statements about:

         *   Our product development efforts;

         *   The commercialization of our products;

         *   Anticipated operating losses and capital expenditures;

         *   Our estimates regarding our needs for additional financing;

         *   Our estimates for future revenues and profitability; and

         * Sources of revenues and anticipated revenues, including contributions from corporate collaborations, license agreements and other collaborative efforts for the development and commercialization of our product candidates, and the continued viability and duration of those agreements and efforts.

         In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "intend," "potential" and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in the foregoing section under the heading "Risk Factors." Also, these forward-looking statements represent our estimates and assumptions only as of the date of this Prospectus Supplement.

         You should read this Prospectus Supplement and the documents that we reference in this Prospectus Supplement with the understanding that our actual future results may be materially different from what we expect. We do not intend to update any of these statements or to publicly announce the result of any revisions to any of these forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS

                           CIRCLE GROUP HOLDINGS, INC.
                                  COMMON STOCK

                               ------------------

         This prospectus relates to 2,297,605 shares of our common stock that we may offer for sale from time to time in one or more offerings. We may offer these shares of common stock through public or private transactions, on or off of the American Stock Exchange, at prevailing market prices or at privately negotiated prices.

         We will provide the specific terms of any shares of common stock we actually offer for sale in supplements to this prospectus. These supplements may add, update or change information contained in this prospectus. You should read this prospectus and the supplements carefully before you decide to invest in any of these securities.

         Our common stock is listed on the American Stock Exchange under the symbol "CXN." The last reported sale price of our common stock on the American Stock Exchange on June 22, 2004 was $5.27 per share.

         INVESTING IN THE COMMON STOCK INVOLVES RISKS. WE URGE YOU TO READ CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 6 BEFORE MAKING YOUR INVESTMENT DECISION.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS JUNE 25, 2004

                                TABLE OF CONTENTS
                                -----------------

                                                                     Page
                                                                     ----

Prospectus Summary                                                     2

Risk Factors                                                           6

Use Of Proceeds                                                        9

Plan Of Distribution                                                  10

Legal Matters                                                         12

Experts                                                               12

Incorporation Of Certain Documents By Reference                       13

Where You Can Get More Information                                    14

                               PROSPECTUS SUMMARY

ABOUT THIS PROSPECTUS

         You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplements. We have not authorized any other person to provide you with different information. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the cover page.

THE COMPANY

         In this prospectus, the terms "we," "us," and "our" refer to Circle Group Holdings, Inc. and include all of our consolidated subsidiaries unless the context requires otherwise. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

         We are a pioneer of emerging technology companies. We provide small business infrastructure, funding and substantial intellectual capital to bring important and timely life-changing technologies to the marketplace through all phases of the commercialization process.

         We were founded by Gregory J. Halpern, our Chairman and Chief Executive Officer, as an Illinois corporation in May 1994 under the original name, Circle Group Entertainment Ltd. In 1997, we changed our name to Circle Group Internet, Inc., and in 2002, we changed our name to Circle Group Holdings, Inc. We had no business operations except for research and development activities between May 1994 and January 1997. Since then, we have participated in several public and private offerings and have expanded our business. In 2002, we reorganized our business units into three reportable segments: food product development, security product development, and e-tailor. In the same year, we also acquired FiberGel Technologies, Inc. ("FiberGel"), which owns an exclusive license to Z-Trim, an all-natural, corn-based fat replacement.

         We have four operating wholly-owned subsidiaries: FiberGel Technologies, Inc., thebraveway.com, Inc., operating as The Brave Way Training Systems, On-Line Bedding Corp., and Z-aMaize Technologies, Inc., and have exclusive worldwide licenses to the Nutrition Analysis Tool website, Mini-Raman Lidar System, and ThraxVac technology.

Fibergel Technologies, Inc.

         We acquired FiberGel Technologies, Inc. ("FiberGel") as a wholly-owned subsidiary on August 27, 2002 from Utek Corporation ("Utek") in a stock exchange transaction whereby we issued 2,800,000 shares of our common stock and a warrant to purchase 500,000 shares of our common stock to Utek for all of the issued and outstanding capital stock of FiberGel. FiberGel is currently our primary focus. FiberGel owns the exclusive, worldwide license for all fields of use to Z-Trim, an all-natural, corn-based fat replacement developed by the Agricultural Research Service of the United States Department of Agriculture "USDA". Z-Trim can be used to decrease fat and calories and increase insoluble healthy fiber in foods. The target markets for Z-Trim include: dairy (cheeses, dips, spreads) baked goods & confectionary (breads, cookies, candies, cakes, pies), cereals, pasta, snack foods (chips, crackers, energy bars), meats (burgers, lunch meats, deli meats, sausages and hot dogs), beverages (energy drinks, shakes, beers, weight loss drinks) and face and hand lotions.

         We have received over 300 inquiries since September 2002 relating to the manufacture, food processing, distribution and sale of Z-Trim. FiberGel has entered into non-disclosure agreements, sample agreements, and discussions with many food industry companies to pursue potential opportunities for Z-Trim. FiberGel has been shipping Z-Trim samples to many of these companies since July 2003.

         FiberGel is planning on expanding from its current contract manufacturing facility to its own wholly owned facility in Summer 2004. We are also planning to launch a direct response campaign to the retail market using commercial television by July 2004.

Nat Tools For Good Health

         We acquired the worldwide exclusive license to the NAT Web, the Nutrition Analysis Tool ("NAT") Web site developed by the Department of Food Science and Human Nutrition at the University of Illinois. The University of Illinois' NAT Web site is an interactive, web-based system designed to empower individuals to select a nutrient-rich diet. This fully functional nutrient analysis program utilizes the USDA nutrient database, including over 6,000 foods as well as information from food companies. NAT provides information on the relative composition of food and could aid consumers in their quest to achieve or maintain good health via nutritious eating. Using data provided by the USDA, and most brand name food companies, NAT's users can keep track every day of the foods, calories, fats, proteins, carbohydrates and other nutrients they consume.

         We have re-engineered the NAT Web site so that it is now available to the commercial marketplace as a resource of information about Z-Trim and other compatible products we have launched or will launch in the future to our users. The NAT Web site has as many as two million consumer hits per month from 92 countries and, in more than one million web pages, appears in the first four relevancy positions in most search engines including Google.com under the popular keywords "nutritional analysis" and "diet analysis".

Z-aMaize Technologies, Inc.

         On October 21, 2003, we incorporated Z-Amaize Technologies, Inc. ("Z-Amaize") as a wholly owned subsidiary, to market a new line of industrial adhesive products for the plywood manufacturing industry called Z-Bind. Z-Bind is an adhesive extending component that emerged from research performed by the FiberGel product development group. In their research for Z-Trim functional fat substitutes the group identified a number of co-products which were derived from corn-based raw materials. It was discovered that every pound of Z-Trim that we manufacture produced 13 gallons of waste which could be used to make Z-bind. Rather than discarding this by-product, we are focusing on opportunities for maximizing its value in the marketplace. Z-Bind products represent an affordable alternative to plywood manufacturers seeking superior and environmentally friendlier adhesives, especially in light of significant cost pressures due to U.S. Environmental Protection Agency ("EPA") emission regulations regarding manufacture of such adhesives. We have successfully tested Z-Bind at Forintek, a Canadian wood product research institute, and are in preliminary discussion with several large companies regarding the purchasing of our Z-Bind waste stream.

Mini-Raman Lidar System

         We have also acquired the worldwide exclusive rights to all fields of use of the Mini-Raman Lidar System. The Mini-Raman Lidar System was patented and developed by the U.S. Department of Energy at Brookhaven National Laboratory. It is a short-range tool to screen unknown biological, chemical, narcotic and hazardous substances without having to come in contact with them. When commercially developed, this tool will give first responders the ability to detect substances on surfaces as well as in bulk quantity from a distance of three to fifteen feet. The Mini-Raman Lidar is a standoff technology that, unlike other typical devices, does not require physical collection of toxic materials to identify their composition.

ThraxVac Technology

         In June 2003 we acquired the worldwide exclusive rights to all fields of use of ThraxVac technology, which provides a way to capture ambient anthrax or clostridial endospores and simultaneously trigger activation of the spore, which marks the beginning of the spores' loss of high resistivity. By using heat and moisture to activate the spore, the dormancy is broken and the spore begins to germinate thereby becoming vulnerable to injury. The stream of newly activated spores are then exposed to alpha particle bombardment via a polonium source, which damages the DNA-containing protoplast causing spore death and an inability to complete germination and produce toxin. The collection devices will be both portable and as part of an HVAC system using a HEPA filtering system with polonium 210 inserts to provide a "continuous killing repository" for the collected spores. We are currently working with an engineering company to manufacture this type of HVAC system for commercial buildings.

The Brave Way Training Systems

         Thebraveway.com, Inc., a wholly owned subsidiary of ours, which operates as The Brave Way Training Systems (the "Brave Way"), is a security training and product company. The Brave Way offers proven, highly effective, low-cost self-defense courses and videos with a uniquely targeted curriculum focusing on personal safety and self-defense including rape prevention. Courses are offered by experienced instructors through The Brave Way's state certified law enforcement training program for police officers and security personnel, students and teachers, individuals, airline personnel and hospital personnel.

On-Line Bedding Corp.

         On-Line Bedding Corp. ("On-Line Bedding"), another wholly-owned subsidiary of ours, was founded in 1981 and is a distributor of pillows, blankets and other bedding products to airlines, hospitals, government, and other commercial and institutional customers. On-Line Bedding subcontracts the production of pillows, blankets and other bedding products to manufacturers. On-Line Bedding's customers include hospitals, nursing homes, hotels and motels, and transportation-based companies such as airlines, railroads and motor coach companies. On-Line Bedding's primary accounts include AMTRAK, as well as certain domestic and international airlines. On-Line Bedding participates in an electronic invoice system with the United States military for a specialty pillow, which has been regularly purchased by the U.S. Armed Forces. On-Line Bedding is also an authorized pillow and related product vendor for a hospital purchasing group of over 500 members in eight states.

THE OFFERING

         This prospectus relates to 2,297,605 shares of our common stock that we may offer for sale from time to time in one or more offerings. We may offer these shares of common stock through public or private transactions, on or off of the American Stock Exchange, at prevailing market prices or at privately negotiated prices.

         We will provide the specific terms of any securities we actually offer for sale in supplements to this prospectus. These supplements may add, update or change information contained in this prospectus. You should read this prospectus and the supplements carefully before you decide to invest in any of these securities.

USE OF PROCEEDS

         Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities included in this prospectus will be used for general corporate purposes, including, but not limited to working capital, capital expenditures and acquisitions, if any. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

CORPORATE INFORMATION

         Our executive offices are located at 1011 Campus Drive, Mundelein, Illinois, 60060. Our phone number is (847) 549-6002. Our website is http://www.crgq.com. Information on our web site is not intended to be incorporated into this prospectus.

                                  RISK FACTORS

         You should consider the following risk factors in addition to the other information in this prospectus before investing in the Shares. An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this prospectus and information in our periodic reports filed with the Securities and Exchange Commission. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose some or all of your investment.

         WE HAVE A HISTORY OF OPERATING LOSSES AND CANNOT GUARANTEE PROFITABLE OPERATIONS IN THE FUTURE. ANY FAILURE ON OUR PART TO ACHIEVE PROFITABILITY MAY CAUSE US TO REDUCE OR EVENTUALLY CEASE OPERATIONS.

         We reported a net loss of $2,827,821 for the twelve months ending December 31, 2003 and a net loss of $2,910,055 for the twelve months ending December 31, 2002. At December 31, 2003 and 2002, respectively, we reported accumulated deficits of $2,910,055 and $20,082,234. If we continue to incur significant losses our cash reserves may be depleted earlier than currently anticipated, and we may have to limit our future growth objectives to levels corresponding with our then available cash reserves and may eventually have to cease operations.

         OUR SUCCESS IS DEPENDENT ON MARKET ACCEPTANCE OF OUR PRODUCT.

         We have not conducted, nor have others made available to us, results of market research indicating how much market demand exists for Z-Trim, our fat replacement product. We are relying on the current concerns over obesity, weight-health issues, and the rising cost of health care to drive demand for Z-Trim in the marketplace. Consequently, we cannot assure you that we will be able to gain the market acceptance necessary to achieve profitability.

         WE MAKE NO PROJECTIONS REGARDING THE VIABILITY OF OUR FAT REPLACEMENT PRODUCT AND WE CANNOT ASSURE YOU THAT WE WILL ACHIEVE THE RESULTS DESCRIBED.

        We make no projection with respect to our future income, assets or business. No expert has reviewed our business plan for accuracy or reasonableness. It is possible that our actual business and results of operations may differ from those presented herein.

         WE MAY NEED ADDITIONAL FUNDING AND SUCH FUNDING MAY NOT BE AVAILABLE. IF SUCH FUNDING IS AVAILABLE, IT MAY NOT BE OFFERED ON SATISFACTORY TERMS.

         We may require additional financing to fund ongoing operations if our sales and revenue growth are insufficient to meet our operating costs. Our inability to obtain necessary capital or financing to fund these needs will adversely affect our ability to fund operations and continue as a going concern. Our inability to obtain necessary capital or financing to fund these needs could adversely affect our business, results of operations and financial condition. Additional financing may not be available when needed or may not be available on terms acceptable to us. If adequate funds are not available, we may be required to delay, scale back or eliminate one or more of our business segments, which may affect our overall business, results of operations and financial condition.

         THE LOSS OF SERVICE OF KEY MANAGEMENT COULD HAVE A NEGATIVE IMPACT ON OUR PERFORMANCE.

         Our success depends to a significant degree upon the performance of our founder and Chief Executive Officer, Gregory J. Halpern. The loss of service of Mr. Halpern could have a material adverse effect on our operating performance and viability as a going concern. Further, we are dependent upon our ability to attract and retain highly skilled managerial personnel. We believe that our future success in developing marketable products and achieving profitability will depend in large part upon whether we can attract and retain skilled personnel.

         OUR MANAGEMENT CURRENTLY BENEFICIALLY OWNS A SIGNIFICANT PERCENTAGE OF OUR COMMON STOCK.

         Ownership of Circle Group is concentrated in management. As of June 1, 2004, Gregory J. Halpern, our Chairman and Chief Executive Officer, owns approximately 34% of the Company's common stock and all of the directors and officers collectively own approximately 39%. Consequently, holders of our common stock can be out-voted by management in most circumstances and thereby management can control the composition of our board of directors and our policies.

         WE MAY EXPAND OUR OPERATIONS BY MAKING ACQUISITIONS WHICH COULD SUBJECT US TO A NUMBER OF OPERATIONAL RISKS.

         In order to grow our business, we may expand our operations by acquiring other businesses in the future. We cannot predict whether or when any acquisitions will occur. Acquisitions commonly involve certain risks, and we cannot assure you that any acquired business will be successfully integrated into our operations or will perform as we expect. Any future acquisitions could involve certain other risks, including the assumption of additional liabilities, potentially dilutive issuances of equity securities and diversion of management's attention from other business concerns We may also enter into joint venture transactions. Joint ventures have the added risk that the other joint venture partners may have economic, business or legal interests or objectives that are inconsistent with our interests and objectives.

         OUR INABILITY TO SECURE AND PROTECT OUR INTELLECTUAL PROPERTY MAY RESULT IN COSTLY AND TIME-CONSUMING LITIGATION AND COULD IMPEDE US FROM EVER ATTAINING MARKET SUCCESS.

         We hold several patents as well as copyrights and trademarks with respect to our products and expect to continue to file applications in the future as a means of protecting our intellectual property. In addition, we seek to protect our proprietary information and know-how through the use of trade secrets, confidentiality agreements and other similar security measures. With respect to patents, there can be no assurance that any applications for patent protection will be granted, or, if granted, will offer meaningful protection. Additionally, there can be no assurance that competitors will not develop, patent or gain access to similar know-how and technology, or reverse engineer our products, or that any confidentiality agreements upon which we rely to protect our trade secrets and other proprietary information will be adequate to protect our proprietary technology. The occurrence of any such events could have a material adverse effect on our results of operations and financial condition.

         OUR STOCK PRICE MAY DROP UNEXPECTEDLY DUE TO SHORT SELLING OF OUR COMMON STOCK IN THE MARKET.

         We have experienced and may continue to experience unexpected decline in our stock price due to manipulation of the market by individuals who profit by short selling our common stock. Short selling occurs when an individual borrows shares from an investor through a broker and then sells those borrowed shares at the current market price. The "short seller" profits when the stock price falls because he or she can repurchase the stock at a lower price and pay back the person they borrowed, thereby making a profit. We cannot assure you that individuals will not continue to engage in the short selling of our common stock in the future, causing decline in the value of your investment.

         THE FLUCTUATION IN OUR STOCK PRICE MAY RESULT IN A DECLINE IN THE VALUE OF YOUR INVESTMENT.

         The price of our common stock may fluctuate widely, depending upon many factors, including the differences between our actual financial and operating results and those expected by investors and analysts, changes in analysts' recommendations or projections, short selling of our stock in the market, changes in general economic or market conditions and broad market fluctuations. Companies that experience volatility in the market price of their securities often are subject to securities class action litigation. This type of litigation, if instituted against us, could result in substantial costs and divert management's attention and resources away from our business.

                                 USE OF PROCEEDS

         Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities included in this prospectus will be used for general corporate purposes, including, but not limited to working capital, capital expenditures and acquisitions, if any. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

                              PLAN OF DISTRIBUTION

We may sell shares of our common stock in any of three ways:

    o  through underwriters or dealers;

    o directly to a limited number of institutional purchasers or to a single purchaser; or

    o  through agents.

         Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended, and any discounts or commissions they receive from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

    o  the name or names of any underwriters, dealers or agents;

    o the purchase price of such securities and the proceeds to us from such sale;

    o any underwriting discounts and other items constituting underwriters' compensation;

    o  the public offering price; and

    o any discounts or concessions which may be allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

         If underwriters are used in the sale of shares of our common stock, such shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the shares described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such shares if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         The shares may be sold directly by us or through agents designated by us from time to time. Any agents involved in the offer or sale of the shares in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         If dealers are utilized in the sale of any shares, we will sell the shares to the dealers, as principals. Any dealer may resell the shares to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the shares being offered.

         Shares may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the "remarketing firms," acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and the firm's compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, as amended, in connection with the securities remarketed thereby.

         If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the shares to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

         Underwriters will not be obligated to make a market in the shares of our common stock. No assurance can be given regarding the activity of trading in, or liquidity of, our shares of common stock. Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

         The place, time of delivery and other terms of the offered shares of common stock will be described in the prospectus supplement.

                                  LEGAL MATTERS

         The validity of the common stock registered hereunder has been passed upon for us by Pepper Hamilton LLP, Washington, D.C.

                                     EXPERTS

         The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the Year ended December 31, 2003 have been so incorporated in reliance on the report of Spector & Wong LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                MATERIAL CHANGES

         On June 16, 2003, we announced that we had entered into an agreement in princpiple to settle a lawsuit we had filed against our former counsel, Atlas, Pearlman, Trop & Borkson, PA in August 2001. Pursuant to the terms of the agreement, we have agreed to release each other of all claims in exchange for a payment to us in the amount of $950,000. We expect to sign this agreement before the end of June 2004.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede that information. We incorporate by reference the documents filed with the Commission listed below:

     (a) Our Annual Report on Form 10-K for the year ended December 31, 2003;

     (b) Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2004;

     (c) The description of the common stock contained in our Registration Statement on Form 10SB filed with the Commission on August 21, 2000, together with each of Amendment No. 1 on Form 10SB/A filed with the Commission on December 10, 2002, Amendment No. 2 on Form 10SB/A filed with the Commission on January 7, 2002 and Amendment No. 3 on Form 10SB/A filed with the Commission on January 24, 2002 and including any amendments or reports filed for the purpose of updating such description in which there is described the terms, rights and provisions applicable to our common stock; and

     (d) All documents we have filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement, as well as subsequent to the date of this prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of the documents.

     You may request a copy of any one or more of these filings, at no cost, by contacting us at:

                           Circle Group Holdings, Inc.
                                1011 Campus Drive
                            Mundelein, Illinois 60060
                                 (847) 549-6002

                       WHERE YOU CAN GET MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any reports, statements or other information that we file with the Commission at the Commission's public reference room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The Commission maintains a Web site at "www.sec.gov" that contains reports, proxy and information statements and other information regarding companies that file electronically with the Commission, including Circle Group's.

         You may also find copies of reports, proxy and information statements we file electronically with the Commission via a link to "Investor Relations" from our website at "www.crgq.com." The information on our Internet Web site is not incorporated in this prospectus by reference and you should not consider it a part of this prospectus.

                                   PROSPECTUS

                           CIRCLE GROUP HOLDINGS, INC.

                        2,297,605 SHARES OF COMMON STOCK

                                  JUNE 25, 2004

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.